UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 17, 2007

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(3)  On December 17, 2007, the Board of Directors of Iomega Corporation (“Iomega”) approved the 2008 Corporate Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned by Iomega personnel, including Iomega’s named executive officers whose annual bonus targets are as follows:  Jonathan Huberman, Chief Executive Officer - 100%; Thomas Kampfer, President and Chief Operating Officer - 75%; Preston Romm, Vice President, Finance and Chief Financial Officer - 55% (each executive’s target is as a percentage of their base salary).  The annual bonus target percentages are as stated in each executive’s employment agreement.  The 2008 bonuses may be paid based on the achievement of certain company-wide operating income goals.  The Bonus Plan operating income goals are more than 50% higher than the operating income goals set forth in the 2007 bonus plan.

Depending upon Iomega’s 2008 operating income, bonus payouts to the three executives, as well as other Iomega personnel, may be zero (for failure to achieve the threshold level of operating income), or 75% to 150% of each of the annual bonus targets based upon achieving operating income levels at or above the threshold level.  The Board of Directors established  an operating income range, and should 2008 operating income levels be within or greater than that range, each executive would receive 75% to 150% of their annual bonus target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2007

IOMEGA CORPORATION
(Registrant)

By:  /s/ Thomas D. Kampfer
  Thomas D. Kampfer
  President and Chief Operating Officer

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